                                     EXHIBIT 11.1

                   GENERAL SURGICAL INOVATIONS, INC. AND SUBSIDIARY

                         COMPUTATION OF NET LOSS PER SHARE (1)

                         (In thousands, expect per share data)

                                                 Quarter Ended                       Six Months Ended
                                                  December 31,                         December 31,
                                            -------------------------           -----------------------
                                               1996           1995                1996           1995
                                             --------       --------            --------       --------
Primarily and Fully Diluted:
  Weighted average common shares              13,183          3,355               13,165         3,354
  Common and common equivalent shares
   pursuant to Staff Accounting
   Bulletin No. 83......................                      3,201                              3,201
                                            ----------      ---------           ----------     --------

Shares used in per share calculation....      13,183          6,556               13,165         6,555
                                            ----------      ---------           ----------     --------
                                            ----------      ---------           ----------     --------

Net loss................................     $  (237)       $(1,015)             $  (466)      $(2,063)
                                            ----------      ---------           ----------     --------
                                            ----------      ---------           ----------     --------


Net loss per share......................     $ (0.02)       $ (0.15)             $ (0.04)      $ (0.31)
                                            ----------      ---------           ----------     --------
                                            ----------      ---------           ----------     --------

-------------------
(1) There is no difference between primary and fully diluted net loss per share for all periods presented.



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